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                           [ILEX ONCOLOGY, INC. LOGO]


                                 PRESS RELEASE


Contact: Millennium Pharmaceuticals Inc.:
                Maureen Suda (media):     617-551-2959
                Clare Midgley (investor): 617-679-7480
         ILEX Oncology Inc.:
                Jill Scoggins (media):    210-391-5592 or 210-949-8687
                Ann Stevens (investor):   210-949-8230
         Berlex Laboratories Inc.:
                Rich Salem (media):       973-487-2371 or 908-875-3047
                Joanne Marion (investor): 973-487-2164

              U.S. FOOD AND DRUG ADMINISTRATION ADVISORY COMMITTEE
                    RECOMMENDS NEW TREATMENT, CAMPATH(R), FOR
                   PATIENTS WITH CHRONIC LYMPHOCYTIC LEUKEMIA

         BETHESDA, MD., DEC. 14, 2000--The Oncologic Drugs Advisory Committee
(ODAC) to the U.S. Food and Drug Administration (FDA) today voted 14 to 1 to recommend accelerated approval of Millennium & ILEX Partners L.P.'s (M&I Partners) CAMPATH(R) (alemtuzumab) investigational humanized monoclonal antibody for patients with chronic lymphocytic leukemia (CLL) who have been treated with alkylating agents and have failed fludarabine therapy. CLL is the most prevalent form of adult leukemia, affecting approximately 120,000 patients in the United States and Europe.

         CLL is characterized by an accumulation of leukemic cells in the bone marrow, blood and other tissues, causing bone marrow dysfunction and enlargement of the lymph nodes, liver and spleen. Patients with CLL suffer from numerous disease-related symptoms, including fatigue, bone pain, night sweats and loss of appetite and weight. Investigators believe CAMPATH works by targeting the CD52 antigen, which is prevalent on cancerous B lymphocytes, to clear the blood and bone marrow of cancer cells.
SUMMARY OF DATA

         The FDA Advisory Committee reviewed efficacy data for a pivotal Phase II (single arm) clinical trial (Study 211) involving 93 patients with CLL as well as two earlier supporting trials involving 32

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U.S. FOOD AND DRUG ADMINISTRATION ADVISORY COMMITTEE RECOMMENDS NEW TREATMENT,
CAMPATH(R), FOR PATIENTS WITH CHRONIC LYMPHOCYTIC LEUKEMIA

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CLL patients (Study 005) and 24 CLL patients (Study 009) respectively. Seventy percent or more of the patients participating in each of these trials had advanced disease (Rai Stage III/IV). All of the study participants in Study 211 had received previous therapy with alklylators and were refractory to (had failed) fludarabine therapy. In the pivotal trial (Study 211) an objective response rate of 33 percent (31 of 93 patients) was observed with a median duration of response of about seven months. In Study 211 seven (23 percent) subjects had objective responses of more than one year. In the two supporting trials objective responses of 29 percent (Study 009) and 22 percent (Study 005) were reported. Three (43 percent) responders in Study 009 and two (29 percent) responders in Study 005 had objective responses lasting more that one year. Improvement/remission of disease-related symptoms and improvement in hematological parameters were noted in most responders who had symptoms or hematological compromise at initiation of CAMPATH therapy.

         In Study 211, there was 30 percent mortality on study or within six months after completion of the study. Half of these were determined to be due to the progression of the disease and half due to complications. Adverse events associated with CAMPATH therapy include infusion-related events, infections and hematological toxicity. Common infusion-related toxicities included fever, rigors, nausea, vomiting, rash and hypotension. Most of these events were mild (National Cancer Institute Common Toxicity Criteria Grade 1/2) and were controlled with premedication and appeared to decrease in occurrence over the duration of therapy. Infections of any severity were reported in about 50 percent of the study population. Half of these infections were serious in nature. Opportunistic infections were reported in about one-fourth of the study population. Hematological toxicities reported in the study included anemia, neutropenia and thrombocytopenia. Serious hematological toxicity (National Cancer Institute Common Toxicity Criteria Grade 3/4) noted in the study or shortly after completion of study drug therapy resolved within two months after discontinuation of therapy.

REACTION TO THE VOTE

         "As a researcher dedicated to finding new treatments for CLL, I am excited and pleased that CAMPATH is one step closer to providing an option that may help patients enjoy their lives for a longer

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U.S. FOOD AND DRUG ADMINISTRATION ADVISORY COMMITTEE RECOMMENDS NEW TREATMENT,
CAMPATH(R), FOR PATIENTS WITH CHRONIC LYMPHOCYTIC LEUKEMIA

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period," said Dr. Michael J. Keating, deputy chairman of the Department of
Leukemia at the University of Texas M.D. Anderson Cancer Center in Houston and principal CAMPATH clinical investigator.

         The Advisory Committee's recommendation is not binding, but will be taken into consideration by the FDA upon completing the review of the CAMPATH Biologics License Application (BLA), which was submitted to the FDA on Dec. 23, 1999. Additionally, M&I Partners submitted a Marketing Authorization Application
(MAA) for CAMPATH to the European Agency for the Evaluation of Medicinal Products (EMEA) for evaluation in March 2000, which is currently under review.

         Accelerated approval requires that M&I Partners further study the compound to verify and describe its clinical benefit. A post-approval clinical trial to examine CAMPATH's safety and efficacy in CLL patients is being planned and is expected to begin in 2001.

COMPANY PROFILES

         CAMPATH was developed by M&I Partners, a 50-50 joint venture of Millennium Pharmaceuticals Inc. (Nasdaq: MLNM) and ILEX Products Inc., a subsidiary of ILEX Oncology Inc. (Nasdaq: ILXO). If approved by the FDA, it will be marketed and distributed in the United States by Berlex Laboratories Inc. of Richmond, Calif., the U.S. affiliate of Schering AG, Germany (NYSE: SHR).

         Millennium Pharmaceuticals Inc., a leading biopharmaceutical company, applies its comprehensive and integrated science and technology platform for the discovery and development of breakthrough therapeutic and predictive medicine products, with a goal of delivering personalized medicine. Through the industrialization of this gene-to-patient platform, Millennium also strives to accelerate the process of drug discovery and development. Headquartered in Cambridge, Mass., Millennium and its affiliates currently employ more than 1,200 people.

         ILEX Oncology Inc. is a drug development company focused predominantly on the accelerated development of drugs for the treatment and prevention of diseases. The company does this in two ways: by advancing a diversified portfolio of therapeutic drugs through its ILEX Products subsidiary, and by offering drug development services on a contract basis to pharmaceutical and biotech companies

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U.S. FOOD AND DRUG ADMINISTRATION ADVISORY COMMITTEE RECOMMENDS NEW TREATMENT,
CAMPATH(R), FOR PATIENTS WITH CHRONIC LYMPHOCYTIC LEUKEMIA

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through its ILEX Oncology Services subsidiary. These complementary businesses draw from the company's core relationships with international oncology experts, strategic alliances providing access to patient recruitment for clinical trials, and simultaneous European and U.S. drug development and approval capabilities. Further information about ILEX can be found on the company's Web site at www.ilexoncology.com.

         Committed to developing novel therapeutics that address unmet medical needs, Berlex Laboratories Inc. (www.Berlex.com) researches, develops, manufactures and markets ethical pharmaceuticals in five strategic areas: female healthcare, oncology, diagnostic imaging, dermatology and therapeutics for life-threatening and disabling diseases. Berlex Laboratories Inc., the U.S. affiliate of Schering AG, Germany (NYSE: SHR), has business divisions in Montville and Wayne, N.J. and in Richmond, Calif.

FOR MILLENNIUM:

         This press release contains "forward-looking statements," including Millennium's expectations of future industry conditions, strategic plans and forecasts of operational results. Various risks may cause Millennium's actual results to differ materially, including: uncertainties about its drug discovery and clinical development processes, uncertainties about obtaining patent protection for its discoveries and about the commercial limitations imposed by patents owned or controlled by third parties; Millennium's dependence upon strategic alliance partners to develop and commercialize products and services based on its work; uncertainties about obtaining regulatory approvals to market products and services resulting from its development efforts; and the requirement for substantial funding to conduct research and development and to expand commercialization activities. For a further list and description of such risks and uncertainties, see the reports filed by Millennium with the Securities and Exchange Commission. Millennium disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

FOR ILEX:

         For ILEX: Certain statements contained herein, including the statements relating to the potential FDA approval and the marketing and distribution of CAMPATH, are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the early stage of the ILEX's compounds under development; risks in technology and product development; failure to successfully complete clinical trials; failure to receive market clearance from regulatory agencies, including the FDA; dependence on third parties and partners and those risks described in ILEX's Form S-3 filed March 8, 2000 (Commission file #333-32000), and ILEX's Annual Report on Form 10-K for the year ended December 31, 1999, and in other filings made by ILEX with the SEC. ILEX disclaims any obligation to update these forward-looking statements.

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